Rule 424(b)(3)
Registration Statement No. 333-100340
Pricing Supplement No. 26
Dated April 29, 2003
(To Prospectus dated December 31, 2002 and
Prospectus Supplement dated March 14, 2003)
INTERNATIONAL LEASE FINANCE CORPORATION
$2,000,000,000
Medium-Term Notes, Series O
DESIGNATION (check one):
Regular Floating Rate Note _X_
Floating Rate/Fixed Rate Note __
Inverse Floating Rate Note __
PRINCIPAL AMOUNT:							$126,000,000.00
ISSUE PRICE:							$126,000,000.00
NET PROCEEDS TO THE COMPANY:					$125,685,000.00
CUSIP:								45974VZG6
SETTLEMENT DATE:							05/02/03
STATED MATURITY:							08/01/05
INTEREST RATE BASIS OR BASES:					3 Mo LIBOR
INITIAL INTEREST RATE:
INTEREST PAYMENT DATES:						2/1, 5/1, 8/1, 11/1
INTEREST RATE RESET PERIOD:					3 Month
INTEREST RATE RESET DATES:					2 bus. days prior
INDEX MATURITY:							3 Months
SPREAD:								120 bp
SPREAD MULTIPLIER:						N/A
MAXIMUM INTEREST RATE:						N/A
MINIMUM INTEREST RATE:						N/A
OVERDUE RATE:							N/A
REDEEMABLE BY THE COMPANY ON OR AFTER:			N/A
OPTIONAL REPAYMENT DATE:					N/A
FIXED RATE COMMENCEMENT DATE:					N/A
FIXED INTEREST RATE:						N/A
REPURCHASE PRICE:							N/A
OPTIONAL RESET DATES:						N/A
EXTENSION PERIODS:						N/A
FINAL MATURITY:							08/01/05
DESIGNATED LIBOR PAGE (check one):
LIBOR Reuters ____
LIBOR Telerate __X__
DESIGNATED CMT TELERATE PAGE (for CMT Notes only):
DESIGNATED CMT MATURITY INDEX (for CMT Notes only):
TYPE OF NOTE (check one):
Book-Entry Note __X__
Certificated Note ____
OTHER PROVISIONS: